RESIGNATION

I, Ron Bell, hereby resign from all executive officer and director positions that I hold with Fitness Xpress Software, Inc. and any of its direct or indirect subsidiaries, including without limitation Microwave Acquisition Corp., effective immediately.

/s/ Ron Bell
Ron Bell

Dated: May 24, 2007